Exhibit 99

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        I, William E. Hitselberger, Chairman of the Plan Administrator of the PMA Capital Corporation 401(k) Plan (the “Plan”), do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, in my capacity as an officer of the Company to the best of my knowledge, that the information contained in the Annual Report of the Plan on Form 11-K as of and for the year ended December 31, 2002, filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ William E. Hitselberger
William E. Hitselberger Chairman of Plan Administrator

June 26, 2003